Exhibit 10.15

CONFIDENTIAL

DIGITAL VIDEO DOWNLOAD SALES AGREEMENT

This Agreement (as hereinafter defined) is by and between Apple Inc. (“APPLE”), having its principal place of business at 1 Infinite Loop, Cupertino, California 95014, and RHI Entertainment Distribution, LLC (“SUPPLIER”), having its principal place of business at 1325 Avenue of the Americas, New York, New York 10019, and is entered into as of the date this Agreement set forth below and is effective once signed by both APPLE and SUPPLIER (the “Effective Date”).

WHEREAS, APPLE desires to sell permanent Video (as hereinafter defined) downloads of certain Videos and other audio-visual content owned by SUPPLIER; and

WHEREAS, SUPPLIER is willing to allow the Sale (as hereinafter defined) of permanent Video downloads of certain such audio-visual content, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, APPLE and SUPPLIER (collectively the “Parties”) hereby agree as follows:

1.	Definitions.

The following terms shall have the following meanings for purposes of this Agreement:

(a) “Agreement” means this Agreement and the exhibits expressly attached hereto and made a part hereof. In the event of any conflict between the provisions set forth in the main body of this Agreement and any exhibit, the conflicting provisions set forth in the applicable exhibit shall control.

(b) “Artwork” means any artwork relating to SUPPLIER Content that SUPPLIER owns, controls or has Cleared (as hereinafter defined) for use or exploitation in accordance with Section 2 hereof and otherwise in accordance with the other terms of this Agreement.

(c) “broadcast” means any telecast or cablecast by any means now known or hereafter devised including, without limitation, by way of over the air, cable, and satellite systems.

(d) “Content File” means a digital file containing SUPPLIER Content, Artwork (if any), parental advisory notices (if any), copyright notices (if any), and associated metadata that the Parties mutually agree upon in writing, or which SUPPLIER or its designees delivers to APPLE hereunder.

(e) “Content Usage Rules” means the usage rules applicable to audio-visual works in the form of Videos available on the Online Store that specify the terms under which a Video may be used, as set forth in Exhibit A attached hereto and made a part hereof by this reference, and which may be modified by APPLE, from time to time, in the event of a material change to such usage rules affecting a users use, storage or transfer of Videos.

(f) “Current Programs” means programs, set forth in Exhibit D,

(g) attached hereto and made a part hereof by this reference.

(h) “Device” means any digital player device or cellular phone (excluding use of the over-the-air cellular network) employing the Security Solution that is capable of receiving audio-visual files from another device or network connection, by any means, for playback of such audio-visual files.

(i) “Format” or “Formatting” means the digital format for audio and video content set forth in Exhibit C attached hereto and made a part hereof by this reference or the process of converting content into Videos.

(j) “Fulfillment Activities” means APPLE’s activities relating to the Sale and delivery of Videos, including delivery of Content Files to purchasers of Videos or streaming of Clips services, pursuant to the terms and conditions of this Agreement.

(k) “Library Programs” or “Library Episodes” means episodes from the prior broadcast season of the applicable SUPPLIER Programs or Episodes, as set forth in Exhibit D,.

(l) “SUPPLIER Content” means the audio-visual files of SUPPLIER Programs and Series as described in Section 3(c) below and any Artwork, Clips and other material furnished by SUPPLIER or its designees hereunder.

(m) “SUPPLIER Programs” or SUPPLIER Series” or “SUPPLIER Programs of Series” means the N Content set forth in Exhibit D.

(n) “Online Store” means the iTunes electronic store and/or any storefronts branded, and owned and/or controlled by APPLE.

(o) “Programs” sometimes refers, individually or collectively, to SUPPLIER Programs, Library Programs, or Current Programs.

(p) “Sale” means the delivery of a download of the applicable Video or other item, previously Delivered by SUPPLIER to APPLE hereunder, to an end user (and their receipt thereof) in exchange for a fee and the grant of right to use a Video in accordance with the terms of this Agreement and the Terms of Service (as hereinafter defined). For the avoidance of doubt, no right, title or interest in any downloaded Video shall be deemed transferred to end users of the Online Store as a result of any downloading or copying or otherwise other than the grant of rights to use the Videos for personal use in accordance with the terms of this Agreement and the Terms of Service.

(q) “Security Solution” means the APPLE proprietary content protection system, marketed as Fairplay, in effect as of the Effective Date, as modified and updated, from time to time, during the Term, intended to reasonably protect Videos Sold on the Online Store pursuant to this Agreement, which content protection system performs, at a minimum, the operations and functions described in Exhibit H attached hereto and made a part hereof by this reference and shall, at all times during the Term (i) be no less protective than, and the same as, the protection system used to protect any similar third party audio-visual content from similar third parties, on the Online Store, and (ii) offer a level of protection not less than the level of protection afforded by Fairplay as of the Effective Date. APPLE may modify the Security Solution, from time to time, subject to prior written approval by SUPPLIER (such approval not to be unreasonably withheld, delayed or conditioned), except that prior approval by SUPPLIER shall not be required for modifications intended to cure a compromise to the Security Solution.

(r) “Term” means the period commencing on the Effective Date and continuing through for three (3) years (“Initial Term”) and any extension or renewal periods as are mutually agreed to in writing by the Parties or as otherwise permitted by this Agreement. In the event that SUPPLIER Content contains a Season Pass (as hereinafter defined) or a Mutli-Pass (as hereinafter defined), then the Initial Term (and any extension or renewals thereof hereunder) shall be extended, if applicable, to until six (6) months after the completion of the season applicable to the Season Pass or the Multi-Pass.

(s) “Territory” means the United States, its territories, possessions and protectorates. APPLE shall use “billing address” credit card verification to enforce this territorial restriction.

(t) “Transfer Device” means a device using the Security Solution including, without limitation, a computer that is able to: (i) play Videos (via either analog or digital outputs); (ii) store Videos; and (iii) transfer Videos with their content rights keys to any device.

(u) “Video” or “Videos” means copies of SUPPLIER Content in digital format suitable for exploitation on the Online Store, in the Format and having the Security Solution, which APPLE has the right, but not the obligation, to sell on the Online Store pursuant to the terms and conditions of this Agreement.

2.	Authorization.
(a)

Platform. APPLE shall have the non-exclusive right, but not the obligation, to offer the Programs on a so-called “v-downloading” or “downloading” basis over the Online Store via the Internet or other electronic means, directly to registered users of the Online Store (up to 720 vertical pixels of resolution), for the Term and throughout the Territory. APPLE shall not Sell the Programs on any basis other than directly to registered users of the Online Store. APPLE shall not syndicate the Online Store or any rights granted under this Section 2 hereof. SUPPLIER acknowledges that APPLE may use non-branded independent contractors, such as, by way of example, Akamai, to deliver its services, and such use shall not be deemed a breach hereof. Accordingly, SUPPLIER hereby grants a nonexclusive right, but not the obligation, to APPLE and its licensees, during the Term and throughout the Territory, to:

i.

reproduce and Format (as defined in Exhibit C) and encrypt SUPPLIER Content Delivered (as hereinafter defined) by SUPPLIER or its designees into Videos for use and exploitation solely as contemplated under this Agreement;

ii.

subject to Exhibit E attached hereto and made a part hereof by this reference, perform, exhibit and make available by streaming clips of SUPPLIER Content approved by SUPPLIER (“Clips”) without charge to registered users of the Online Store in order to promote the Sale of Videos on the Online Store, which Clips shall be provided by SUPPLIER;

iii.

promote, sell, distribute, and electronically fulfill and deliver Videos and associated metadata to end users located in the Territory via the Online Store, subject to the Content Usage Rules and Terms of Service; and

iv.	display and electronically fulfill and deliver Artwork, provided or approved by SUPPLIER or its designees hereunder, for personal use solely in conjunction with the applicable purchased Video.
(b)

APPLE is not authorized to use SUPPLIER Content in any manner or form not expressly authorized herein; provided that APPLE may modify metadata as APPLE deems reasonably necessary in order to correct errors or to append sub-genres or like information. Nothing in this Agreement shall be construed to prevent SUPPLIER from marketing or selling SUPPLIER Content by any means. SUPPLIER expressly reserves all rights in and to the SUPPLIER Content, subject to the terms and conditions hereof.

(c)	APPLE shall not pledge, mortgage or otherwise encumber any part of the SUPPLIER Content.
(d)

APPLE shall not edit or modify, the SUPPLIER Content without SUPPLIER’s prior approval, except as expressly set forth herein to the contrary. All uses by APPLE of SUPPLIER’s names, logos, trademarks and Artwork shall be in accordance and conformity with SUPPLIER’s written specifications and guidelines for the use of such materials, as provided to APPLE in writing concurrent with the execution hereof. Notwithstanding the foregoing, if SUPPLIER fails to submit such specifications and guidelines concurrent with execution hereof, then APPLE shall have the right to use, and reasonably rely upon, such names, logos, trademarks and Artwork as it deems appropriate, consistent with all other terms of this Agreement.

(e)

Subject to Sections 2(a) and 18(b) hereof, APPLE shall not assign, transfer, syndicate or sublicense any of its rights under this Section 2 hereof or appoint or engage agents, subagents or other third parties to exercise any of such rights.

(f)	APPLE and SUPPLIER shall brand and market the availability of the Videos on the Online Store sold hereunder as provided in Exhibit F, attached hereto and made a part hereof by this reference.
(g)	Exclusivity. APPLE’s rights hereunder are non-exclusive. Nothing in this Agreement shall restrict SUPPLIER’s ability to offer the Programs on any platform or in any media or market during the Term.
(h)	Functionality. The Online Store shall have the functionality described on Exhibit E.
(i)	Advertising and Promotion. The Parties agree to the advertising and promotion provisions described in Exhibit G, attached hereto and made a part hereof by this reference.
(j)

APPLE shall use commercially reasonable efforts to maintain, and cause to be maintained, when delivering a Video to users, any forensic information (e.g., watermarks), rights signaling information (e.g., CGMS-A or CCI) or other content protection trigger (collectively “Information”) as SUPPLIER, in its reasonable discretion, may embed or include within the SUPPLIER Content or the metadata, and shall take no action that would knowingly and intentionally remove, strip, alter, deactivate or otherwise interfere with such Information; provided that the foregoing does not conflict with or impair the Delivery requirements. APPLE and SUPPLIER shall cooperate in good faith with the goal so that (i) Information included by SUPPLIER and (ii) the APPLE delivery systems including, but not limited to, the Online Store and the Security Solution, are mutually compatible.

3.	Certain SUPPLIER Obligations.
(a)

SUPPLIER shall electronically deliver to APPLE, in a timely manner, as set forth herein, during the Term, at SUPPLIER’s sole expense, Content Files in the Delivery Format and via the Delivery Method set forth in Exhibit C. Provided that the Content Files are delivered to APPLE in accordance with the terms of Exhibit C and all other terms of this Agreement, then the Content Files shall be deemed delivered hereunder (“Delivered”).

(b)

Subject to the terms of Exhibit D, SUPPLIER, or a third party designated by SUPPLIER in writing and approved by APPLE, shall commence Delivery of Content Files as soon as commercially available after the Effective Date and shall continue to Deliver files, in a timely manner, as required hereunder.

(c)	SUPPLIER shall make SUPPLIER Programs or Series available to APPLE, for use hereunder, as provided in Exhibit D.
4.	Rights Clearances and Royalties.

SUPPLIER represents and warrants that SUPPLIER has Cleared, for all SUPPLIER Content delivered by SUPPLIER or its designees to APPLE, all rights in and to the SUPPLIER Content necessary for APPLE to use or otherwise exploit the SUPPLIER Content as provided for herein. The foregoing, includes, without limitation, the following: all rights in and to copyright [including, without limitation and to the extent they may be implicated (if at all), the rights to reproduce, distribute, display, perform, and prepare derivative works and synchronization rights for the sound recordings and musical compositions embodied in SUPPLIER Content, and all trademarks, trade names, trade dress, rights of publicity or privacy and/or third party rights or interests.

SUPPLIER shall be solely responsible for, and shall timely pay for, the following: (i) all royalties or other payments to artists, talent, producers, directors and other third parties related to the use or other exploitation of SUPPLIER Content hereunder; (ii) all mechanical (i.e., reproduction and distribution) royalties payable to composers, lyricists, authors and publishers of compositions embodied in SUPPLIER Content related to the use or other exploitation of SUPPLIER Content hereunder; (iii) all payments that may be required under any collective bargaining agreements and guilds applicable to SUPPLIER or third parties; and (iv) any other royalties, fees and/or sums payable with respect to SUPPLIER Content, Artwork, metadata and other materials provided by SUPPLIER or its designees and/or APPLE’s use or exploitation thereof hereunder including, but not limited to, participation and residual fees; provided, however, that APPLE shall be responsible for any third party public performance rights payments (to the extent such rights may be implicated, if at all, hereunder) for musical compositions and sound recordings exploited hereunder (which SUPPLIER warrants and represents that it has Cleared for use and exploitation hereunder and, to this end, that such compositions are either in the public domain in the Territory or are available to APPLE for licensing from ASCAP, BMI, SESAC, or similar performing rights societies)

As used in this Agreement, “Cleared” means that the applicable SUPPLIER Content is either wholly owned or controlled by SUPPLIER or that SUPPLIER has secured all approvals, consents, and agreements from any third parties owning or controlling such SUPPLIER Content or any portion thereof, and that APPLE is free to fully use and exploit such SUPPLIER Content throughout the Territory and for the Term, consistent with this Agreement, without infringing on the rights or interests of any third parties.

5.	Wholesale Price.

APPLE shall pay SUPPLIER the wholesale price as set forth in Exhibit B attached hereto and made a part hereof by this reference. SUPPLIER shall not increase such wholesale price during the Term. APPLE shall provide notice (which may be made by email) at least five (5) days prior to an increase in the retail price of a Video. For the avoidance of doubt, APPLE reserves the right to determine the retail price hereunder in its discretion.

6.	Certain APPLE Obligations.
(a)

APPLE shall condition the Sale and delivery of Videos on an end user’s acknowledgement of and agreement (as determined by APPLE) to the terms of service for the use of such Videos as set forth on the Online Store (“Terms of Service”). Such Terms of Service, to the fullest extent of applicable law, shall be intended to be an enforceable agreement between APPLE and such end user, shall be no less restrictive than the Content Usage Rules, and shall state that the Sale of Videos does not transfer to such end user any commercial or promotional use rights in the Videos or any intellectual property rights in the content embodied in the Videos.

(b)

APPLE shall use the Security Solution to administer compliance by end users with the Terms of Service and shall take all actions, as deemed appropriate by APPLE, in its sole discretion, against any end user who violates the Terms of Service, which may include, without limitation, terminating or restricting such end user’s right to make purchases through the Online Store and/or initiating legal action. APPLE shall notify SUPPLIER in writing of any violations by purchasers of Videos of the Terms of Service of which APPLE becomes aware and the actions taken by APPLE against such end user. Notwithstanding the foregoing, (i) SUPPLIER reserves all of its rights and remedies under law and equity against any users and any other third parties who infringe SUPPLIER’s rights with respect to the SUPPLIER Content; and (ii) SUPPLIER shall promptly notify APPLE in writing of any intent by SUPPLIER to enforce any of its rights against any Online Store end users or other third parties with respect to SUPPLIER Content.

(c)	Subject to Section 4 hereof, APPLE shall be responsible for all costs associated with APPLE’s Fulfillment Activities.
(d)

If there is a change of circumstance during the Term, beyond the control of SUPPLIER, which is unforeseeable as of the date that the applicable SUPPLIER Content is first exploited hereunder, as a result of which SUPPLIER reasonably believes, in good faith, that it does not have, or no longer has, the rights necessary to authorize APPLE to use or exploit such SUPPLIER Content, then SUPPLIER, without waiving any of APPLE’s rights hereunder or in law or equity, shall have the right to withdraw, upon written notice to APPLE hereunder, authorization for the Sale of Videos. Concurrent with such notice, SUPPLIER shall furnish to APPLE copies of the applicable agreements and all other information which form the basis for such notice. Following such withdrawal, (i) APPLE shall cease to offer such SUPPLIER Content for Sale within five (5) business days after APPLE’s receipt of such notice of withdrawal; provided that any casual or inadvertent failure by APPLE to cease such offerings shall not be deemed a breach hereof; provided that APPLE takes prospective steps to cure same after notice from SUPPLIER; and (ii) SUPPLIER shall use commercially reasonable efforts to Clear such withdrawn SUPPLIER Content and shall promptly notify APPLE if and when such SUPPLIER

Content has been Cleared. If such SUPPLIER Content is subsequently Cleared, or is subsequently exploited by way of the Internet or other means of electronic distribution, then APPLE shall be deemed to have the right to exploit such SUPPLIER Content hereunder, in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, in no event shall this provision be deemed to grant SUPPLIER the right to cause certain SUPPLIER Content to be withdrawn in order for SUPPLIER to enter in a more favorable agreement with APPLE or a third party, or to enter into an exclusive agreement with a third party.

7.	Parental Advisory.

If SUPPLIER provides APPLE, in writing, an appropriate parental content advisory rating about a particular Video in the Content File, then APPLE shall display such parental advisory when other information about such Video is displayed before a Sale is initiated. SUPPLIER shall be solely responsible for determining parental advisory warning status and any need therefor. APPLE’s casual or inadvertent failure to display such advisory shall not be deemed a breach hereof.

8.	Payment and Reports. See Exhibit B
9.

Names, Voices and Likenesses. Subject to Sections 2(d) and 2(f) above, APPLE shall have the right, but not the obligation, to use and otherwise exploit the names, voices and, subject to prior approval by SUPPLIER, the authorized likenesses of and biographical material concerning the director(s), producer(s) or other key personnel involved in the development and/or production of the SUPPLIER Content (each a “Talent”), and the title(s) of SUPPLIER Content, in SUPPLIER Content and, in any marketing, advertising and promotional materials used in connection with the Sale, promotion and/or advertising of the applicable Video hereunder. By way of example, a APPLE shall have the right to use a Talent name in an informational fashion, such as textual displays or other informational passages, in order to identify and represent authorship, production credits, and performances or services of the applicable Talent in connection with the authorized exploitation of applicable Videos. Written approval of SUPPLIER shall be required if any Talent’s name or likeness is used in a manner other than as set forth above. Talent’s name or likeness shall not be used as an endorsement of APPLE, the Online Store, or other products. APPLE’s use of Talent name, voice and/or likeness pursuant to this Section 9 shall not be deemed an endorsement of APPLE, the Online Store or other products or services.

10.	Copyright Notices; Ownership.
(a)

SUPPLIER may provide a copyright notice for applicable SUPPLIER Content in the Content File. In such event, APPLE shall include such copyright notice in a manner that can be viewed prior to Sale of such Video; provided that any inadvertent failure to do so shall not be deemed a breach hereof; provided that APPLE takes commercially reasonable steps thereafter to cure any such breach upon receipt of notice thereof. APPLE shall not knowingly and willfully defeat, impair or alter any copyright notice or watermark in SUPPLIER Content Sold hereunder, including any such notice or watermark made a part of Artwork or materials Delivered by SUPPLIER or its designees hereunder.

(b)

As between the Parties, all right, title and interest in and to: (i) the SUPPLIER Content; (ii) the Videos as Delivered, excluding the Security Solution; (iii) the Clips; (iv) all copyrights and equivalent rights embodied in the Videos and Clips; and (v) all materials delivered by SUPPLIER, except as to any rights of APPLE (whether pre-existing or under this Agreement), shall remain the property of SUPPLIER. Notwithstanding the foregoing, in no event shall APPLE have any lesser rights than it would have as a member of the public. Upon written request, APPLE shall lend a copy of each Video to SUPPLIER solely for the purpose of securing copyright registration of the Video (and for no other purpose).

11.	Press Release.

Without limiting the provisions of Section 16 hereof, neither SUPPLIER nor APPLE shall make or issue any press release or, prior to the initial announcement thereof, public statement or press release regarding this Agreement or its subject matter without the prior written approval of the other Party.

12.	Content Protection.
(a)

APPLE shall use the Security Solution, which shall : (i) be no less protective than, and the same as, the protection system used to protect any similar third party content Sold on the Online Store, and (ii) offer a level of protection not less than the level of protection afforded by Fairplay as of the Effective Date. If the Security Solution, including the keys that form components thereof, is compromised such that Videos have been unencrypted and are being widely made available without restriction, or such keys have been cloned and are being widely made available, causing an adverse material effect on the commercial intent of this Agreement or on the integrity or security of the SUPPLIER Content, then APPLE shall use commercially reasonable efforts, taking into account the severity of the breach, to remedy the breach and, at a minimum, restore the level of content protection afforded by the Security Solution to the level existing prior to such compromise of the Security Solution, within a reasonable period of time following APPLE’s receipt of notice thereof, not to exceed thirty (30) days (“Cure Period”), and shall notify SUPPLIER of such restoration of security. If the level of content protection by the Security Solution is not restored during the Cure Period to the reasonable satisfaction of SUPPLIER, then SUPPLIER shall provide notice thereof to APPLE. As soon as practicable after receipt of such notice, APPLE shall temporarily suspend selling Videos until such level of content protection is restored. Notwithstanding anything to the contrary, except as provided in Section 12(d) below, the foregoing shall constitute APPLE’s sole obligation and SUPPLIER’s sole remedy from APPLE in the event of such a security breach affecting the Security Solution.

(b)

Notwithstanding anything to the contrary, in the event that APPLE receives notice of a security breach of the servers or network components that store SUPPLIER Content on the Online Store such that unauthorized access to SUPPLIER Content becomes available via the Online Store, then APPLE will disable the ability to purchase, and offer the Sale of, Videos embodying SUPPLIER Content via the Online Store within twenty-four (24) hours following APPLE’s receipt of notice thereof, which shall be APPLE’s sole obligation and, except as provided in Section 12(d) below, SUPPLIER’s sole remedy from APPLE in the event of such a security breach of such servers or network.

(c)

SUPPLIER Content in APPLE’s control or possession, including all hard drive, DVDs, tapes, media or other formats in which such content is Delivered to APPLE pursuant to Exhibit C, shall be stored in a reasonably secure location with restricted access. Once Formatted, such SUPPLIER Content shall reside solely on a network server, workstation or equivalent device owned or controlled by APPLE or its contractors, located in the Territory, and shall be reasonably secured with restricted access. In the event that APPLE actually becomes aware of a security breach affecting its Formatting operations such that access to SUPPLIER Content becomes available to unauthorized APPLE personnel or other third parties, then APPLE shall promptly take commercially reasonable steps to correct and secure its operations anew.

(d)

APPLE shall use a reliable address verification system to verify, at least within a reasonable likelihood, that purchasers of the Videos are located within the Territory and are authorized to download the Video.

13.	Record-Keeping and Audit. See Exhibit B
14.	Termination and Effect of Termination.
(a)

In addition to SUPPLIER’s rights under Section 12 hereof, either Party shall have the right, but not the obligation, to terminate this Agreement prior to the expiration of the Term in the event that the other Party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of creditors; or (iv) breaches any material representation, obligation or covenant contained herein, unless such breach is cured prospectively, no later than thirty (30) days from the date of receipt of notice of such breach, or if not able to be so cured, then resolved to the other Party’s satisfaction, not to be unreasonably withheld, delayed or conditioned.

(b)

Sections 1, 4, 6(c), 8, 10(b), 11, 13, 14, 15, 16, 17, and 18 hereof shall remain in full force and effect following the expiration or earlier termination of this Agreement. The expiration or earlier termination of this Agreement shall not relieve SUPPLIER or APPLE of their respective obligations to make any payments with respect to the Sale of Videos in the periods prior to such expiration or termination (and the associated accounting) in accordance with this Agreement.

(c)	Upon the expiration or earlier termination of this Agreement, all SUPPLIER Content, Videos, Clips, and Artwork in APPLE’S possession or control shall be promptly deleted or destroyed from all storage locations, excluding any archival copies required to be maintained by applicable law, rule or regulation.

15.	Indemnification and Limitation of Liability.
(a)

APPLE will indemnify and hold harmless, and upon SUPPLIER’s request, defend, SUPPLIER and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) any use by APPLE of the SUPPLIER Content in breach of this Agreement; (ii) a breach of any warranty, representation, covenant or obligation of APPLE under this Agreement; or (iii) any claim that the Security Solution or technology used by APPLE in the Fulfillment Activities infringes the intellectual property rights of a third party or violates any law. APPLE will reimburse SUPPLIER and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this Section 15 hereof; provided that SUPPLIER obtains APPLE’s written consent prior to making such payments. SUPPLIER shall promptly notify APPLE of any such claim, and APPLE may assume control of the defense or settlement of such claim. SUPPLIER shall have the right, at its expense, to participate in the defense thereof under APPLE’s direction.

(b)

SUPPLIER shall indemnify and hold harmless, and upon APPLE’s request, defend, APPLE and its affiliates (and their respective shareholders, directors, officers and employees) from and against any and all losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) a breach of any warranty, representation, covenant or obligation of SUPPLIER under this Agreement; or (ii) any claim that any SUPPLIER Content, metadata or any other materials provided, delivered or authorized by or on behalf of SUPPLIER or its designees hereunder or APPLE’s use or other exploitation thereof in compliance with this Agreement violates or infringes the rights of another party. SUPPLIER shall reimburse APPLE and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this Section 15, provided that APPLE obtains SUPPLIER written consent prior to making such payments. APPLE shall promptly notify SUPPLIER of any such claim, and SUPPLIER may assume control of the defense or settlement of such claim. APPLE shall have the right, at its expense, to participate in the defense thereof under SUPPLIER’s direction.

(c)

EXCEPT WITH RESPECT TO EACH PARTY’S EXPRESS INDEMNITY OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR PUNITIVE DAMAGES, EVEN IF ADVISED OF SUCH POSSIBILITY.

(d)	NO WARRANTY OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY,

PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ONLINE STORE, THE SECURITY SOLUTION, OR ANY ELEMENTS OF THE FOREGOING, IS GIVEN TO, OR SHOULD BE ASSUMED BY, SUPPLIER, AND ANY SUCH WARRANTIES AND TERMS ARE HEREBY EXCLUDED.

16.	Confidentiality.

Each Party acknowledges that, by reason of this Agreement, it may have access to certain information and materials concerning the other Party’s business plans, customers, technology and products that are confidential and of substantial value to such Party, which value would be impaired if such information were disclosed to third parties or used for purposes other than as expressly permitted by this Agreement (collectively “Confidential Information”). Each Party agrees to maintain any and all Confidential Information received from the other, in confidence, and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing Party. Each Party agrees that Confidential Information may be disclosed to its directors, officers, employees and other personnel under its control and supervision for purposes of performing such Party’s obligations under this Agreement, solely on a so called “need-to-know” basis in furtherance of this Agreement; provided that such Party causes such directors, officers and employees to be bound by non-disclosure obligations no less restrictive than the terms of this Section 16, unless required by law, or court or governmental order. Confidential Information shall be deemed to include, without limitation: (i) information marked confidential, if conveyed in writing, and (ii) information identified orally as confidential, if conveyed orally. Confidential Information shall not be deemed to include any information which (a) is publicly known at the time of the disclosure, (b) becomes publicly known other than by breach of the terms of this Section 16, (c) becomes known to the disclosing Party, without restriction, from a source free of any obligation of confidentiality and without breach of this Section 16, (d) information that is already in the public domain, or (e) is independently developed by the disclosing Party.

17.	Additional Representations and Warranties.
(a)	Each Party represents and warrants that it has full right and authority to enter into this Agreement and to fully perform its obligations hereunder.
(b)

Each Party represents and warrants that it shall not act in any manner which conflicts or interferes with any existing (now or in the future) commitment or obligation of such Party, and that no agreement previously or contemporaneously entered into by such Party will interfere with such Party’s performance of its obligations under this Agreement.

(c)

Each Party represents and warrants that it shall perform it obligations hereunder in compliance with any applicable laws, rules and regulations of any governmental authority having jurisdiction over the subject matter hereof.

(d)

Subject to the terms of Section 4 hereof, SUPPLIER represents and warrants that it exclusively owns or controls, and has Cleared, all necessary rights in order to make the grant of rights, licenses and permissions herein (including, without limitation, with respect to SUPPLIER Content), and that the exercise of such rights, licenses and permissions by APPLE and its licensees does not violate or infringe upon the rights or interests of any third party.

18.	General Provisions.
(a)

No Agency or Joint Venture. The Parties agree and acknowledge that the relationship between the Parties is that of independent contractors acting as seller and purchaser. This Agreement shall not be deemed to create a partnership or joint venture, and neither Party is the other’s agent, partner, employee, or representative.

(b)

Contractors. Subject to Section 2(a) hereof, APPLE may enter into agreements with third parties in order to provide Fulfillment Activities on behalf of APPLE, subject to terms no less restrictive than the terms APPLE is subject to under this Agreement.

(c)

Entire Agreement, Modification, Waiver. This Agreement contains the entire understanding of the Parties relating to the subject matter hereof, and supersedes all previous or contemporaneous agreements or arrangements between the Parties relating to the subject matter hereof. This Agreement cannot be changed or modified except by a writing signed by the Parties. A waiver by either Party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect any other provision hereof, and the unenforceable provision shall be replaced by an enforceable provision that most closely meets the commercial intent of the Parties.

(d)

Approvals. All rights of approval and all consents required to be given under this Agreement will be effective only if given in writing by an authorized representative of the applicable Party. Any email sent by SUPPLIER or any employee or designee thereof to APPLE for purposes of communicating approval or consent shall be deemed effective.

(e)

Binding on Successors. This Agreement shall be binding on the assigns, heirs, executors, personal representatives, administrators, and successors (whether through merger, operation of law, or otherwise) of the Parties. Either Party may assign or transfer any part of this Agreement to an affiliate without the other Party’s consent, upon written notice to the other Party.

(f)

Notices. Any notice under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered personally to the Party to whom the same is directed or delivered; (ii) upon delivery by confirmed-receipt facsimile to the appropriate facsimile number set forth below (and, further, confirmation of receipt is made by telephone); (iii) one (1) business day after deposit in the Territory with a commercial overnight carrier where such carrier is instructed to deliver such notice overnight, with written verification of receipt; or (iv) five (5) business days after the mailing date in the Territory, whether or not actually received, if sent by certified mail, return receipt requested, postage and charges prepaid, to the address of the Party to whom the same is directed as set forth below (or such other address as such other Party may supply by written notice duly given):

If to SUPPLIER, to the Senior Management contact specified by SUPPLIER on the attached Cover Sheet, with a courtesy copy, which copy shall not constitute notice hereunder, to the Legal/Business Affairs contact specified by SUPPLIER on the attached Cover Sheet.

If to APPLE:

Apple Inc.

1 Infinite Loop, MS 60 1-EC

Cupertino, CA 95014

Attn: Eddy Cue

Fax: (408) 974-2140

with a courtesy copy, which copy shall not constitute notice hereunder, to:

Apple Inc.

1 Infinite Loop, MS 60 1-EC

Cupertino, CA 95014

Attn: Associate General Counsel / ITS

Fax: (408) 253-0186

(g)

Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, without regard to principles of conflict of laws. The Parties agree that any proceeding relating to this Agreement shall take place in the Federal or State courts located in Santa Clara County, California; and both Parties hereby waive the right to object to that choice of law, personal jurisdiction or venue.

(h)

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Executed copies of this Agreement may be delivered by facsimile transmission in accordance with the notice provision hereof.

(i)

Remedies. To the extent permitted by applicable law, the rights and remedies of the Parties provided under this Agreement are cumulative and in addition to any other rights and remedies of the Parties at law or equity.

(j)	Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting the Agreement.

(k)

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their authorized successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any person or party, other than the Parties and their authorized successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(l)

Force Majeure. For the purposes of this Agreement, “Force Majeure” shall mean any event which a Party could not foresee, such as fire, flood, acts of God or public enemy, Internet-related failures or interruptions, power outages, earthquakes, governmental or court order, national emergency, strikes, or labor disputes, the effect of which it could not reasonably prevent or predict and which renders impossible or impractical the performance of contractual obligations hereunder either totally or in part. The Party invoking a Force Majeure shall notify the other Party as soon as practicable, but not later than within three (3) business days of its occurrence, by accurately describing all of the material circumstances of the Force Majeure and its effect upon the performance of its contractual obligations hereunder. The occurrence of a Force Majeure hereunder shall have the effect of suspending the obligations of the Party invoking the provisions of this Section 18(l), to the extent such obligations are affected by the Force Majeure. Any contractual dates set forth herein shall be extended for a period equal to the duration of a Force Majeure; provided, however, that in no event will any Force Majeure result in an extension of the Term of this Agreement. The cessation of a Force Majeure shall be communicated, as soon as practicable, by notice to the other Party within three (3) business days of its occurrence by the Party that invoked it.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

APPLE INC.		RHI ENTERTAINMENT DISTRIBUTION, LLC,
By:	/s/ Eddy Cue	By:	/s/ Peter von Gal
Name:	Eddy Cue	Name:	Peter von Gal
Title:	VP, iTunes	Title:	Chairman & CEO
Date:	9/11/2007

Please Send TWO original signed copies to:

Apple Inc.

c/o iTunes Music Store

1 Infinite Loop, MS 3-ITMS

Cupertino, CA 95014